CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael R. Cox, Vice President, Finance and Administration and Chief Financial Officer of Bioanalytical Systems, Inc. certify that (i) the Quarterly Report on Form 10-Q for the six months ended March 31, 2008 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bioanalytical Systems, Inc. as of the dates and for the periods set forth therein.

/s/ Michael R. Cox
Michael R. Cox Vice President, Finance and Administration and Chief Financial Officer Date: May 15, 2008